                                                                    Exhibit 32.1

                                CERTIFICATION OF
                             CHIEF EXECUTIVE OFFICER
                       OF CENTURY BUSINESS SERVICES, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K for the year ended December 31, 2004 (the "Form 10-K") of Century Business Services, Inc. (the "Issuer").

I, Steven L. Gerard, the Chief Executive Officer of the Issuer, certify that to the best of my knowledge:

     (i)  the Form 10-K fully complies with the requirements of Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934; and

     (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.




Date:   March 15, 2005                           /s/ STEVEN L. GERARD
                                                 ----------------------------
                                                 Steven L. Gerard
                                                 Chief Executive Officer


Subscribed and sworn to before me
this 15th day of March, 2005.

/s/ MICHAEL W. GLEESPEN
--------------------------------------
Name: Michael W. Gleespen
Title: Notary Public & Attorney-At-Law
Registered in Franklin County, Ohio
No Expiration Date